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                                  EXHIBIT 5.1

                         OPINION OF COOLEY GODWARD LLP


                         [COOLEY GODWARD LLP LETTERHEAD}



January 28, 1999


American Technology Corporation
13114 Evening Creek Drive South
San Diego, CA 92128

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by AMERICAN TECHNOLOGY CORPORATION (the "Company") of a Form S-3 Registration Statement (the "Registration Statement"), including a related prospectus filed with the Registration Statement (the "Prospectus"), covering the registration of an aggregate of 1,089,367 shares of the Company's Common Stock, $.00001 par value, by certain selling stockholders, including 839,367 shares of the Company's Common Stock (the "Shares") and 250,000 shares of the Company's Common Stock (the "Warrant Shares") issuable upon the exercise of certain warrants (the "Warrants").

In connection with this opinion, we have examined the Registration Statement and related Prospectus, your Corrected Certificate of Designations of Series B Preferred Stock (the "Certificate of Designations") and Bylaws, as amended, the Warrants and related agreements, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion
(i) that the Shares are validly issued, fully paid and nonassessable, and (ii) that the Warrant Shares, when issued and sold in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.



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COOLEY GODWARD LLP

American Technology Corporation
January 28, 1999
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We consent to the reference to our firm under the caption "Legal Matters" in the
Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Cooley Godward LLP



Jeremy D. Glaser